Exhibit 10.64

5  Agreement No.: Jiangxi Bank Jin Cun Zi No.201703007

Cooperation Agreement on Payment and Settlement
Services of Fund Depository Business

(Version 1, 2017)

The trustee: (hereinafter referred to as “Party A”):

Name: Bank of Jiangxi Co., Ltd.

Address: 699 Jinrong Street, Honggutan New Area, Nanchang City, Xiangxi Province

Legal representative: Chen Xiaoming

The trustor: (hereinafter referred to as “Party B”):

Name: Benefactum Alliance Business Consultant (Beijing) Co., Ltd.

Address: Room 2401, Shanghai Mart, No. 2299, West Yan' an Road, Changning District, Shanghai

Legal representative: Liu Bodang

Whereas:

Party A is a regional joint-stock commercial bank which exists and was set up by laws.

Party B is the Internet financial enterprise which exists and was set up by laws, engaged in the intermediary services of P2P lending information.

In order to give full play of the advantages of each party, further improve the service capacity and level of P2P lending platform, according to the provisions of the Contract Law of the People's Republic of China and other relevant laws and regulations, Party A and Party B reach the following agreement based on the principles of equality, voluntariness, mutual benefit through friendly negotiation:

Precondition for cooperation

Party B ensures that it remains to have all of the following conditions when signing this agreement and during the valid period of the agreement, otherwise, Party A has the right to terminate this agreement, and all losses caused therefrom will be borne by Party B:

1. Party B is a company in normal operation, exists and was set up by laws, having good credit status.

2. Upon the matters signed and executed in this agreement, Party B has obtained the legal and effective approval of its internal authorized approver according to its internal articles of associations and other regulations.

3. Party B has various business qualifications, license files and corresponding business ability which are needed for cooperative business.

4. Not in violation of the requirements of supervisory policy, without the behavior which is inconsistent with the supervisory policy, such as setting up capital pool, providing self financing fund for itself or its shareholders, giving security for loan information issued by itself, illegal fund-raising and so on.

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5. Comply with the access rules made by Party A at any time concerned with the fund depository business of P2P platform, except for those that have been accessed.

Party B shall submit the documentary evidences to Party A to prove that it completely has the above-mentioned conditions before signing, including but not limited to its major documentary evidence, certificate of business qualifications and others that are related to business operation. Within the valid period of the agreement, Party B shall at any time submit supplementary document of the above-mentioned annual inspection and change according to practical situations.

Article 1 Definition

(1)	Funds deposit: refers to that Party B deposit customer's transaction funds or related reserves of platform, risk fund and others in Party A's account, realizing account-divided management of funds for investors, financiers and platform, while Party A shall assume no responsibility of auditing for the authenticity of financing project and lending transaction information.
(2)	Customer: refers to the person who uses the payment and settlement access service of fund depository business provided by Party A in this agreement, the registered member of the intermediary platform of P2P lending information, the UnionPay debit card holder who carries out investment and financing activities.
(3)	Investor: refers to the user who launches financing project on Party B's intermediary platform of P2P lending information to the financier, lending its own fund for investment, obtaining investment income, and undertaking investment risk by itself according to self trading goal, risk tolerance, condition of assets and so on,
(4)	Financier: refers to the user who launches the demand of financing project on Party B's intermediary platform of P2P lending information.
(5)	Electronic accounts: refers to Class II bank account opened to the customer for binding of customer's effective bank debit card and real name authentication.
(6)	Depository system: refers to the related information system that provides payment settlement service of fund depository business.

Article 2 Cooperation contents

Both parties decide to carry out a business cooperation on the payment and settlement services of fund depository business, according to actual cooperative scheme and technological realization, the scope of cooperation is as follows:

(1)	Party A is responsible for using its Internet system to provide the access service of fund depository business for Party B.
(2)	Party A is responsible for providing customer application, the use of Party A's electronic accounts, various of payment and settlement as well as financial services for Party B.
(3)	Party A provides supporting and auxiliary services of data transmission interface, related documents and other fund depository business for Party B's intermediary platform of P2P lending information in legal operation, including support for account opening/card binding, for the change of binding card, for recharging, collection/deduction, suspension and cash withdrawal.

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Article 3 Cooperation requirements for launching the system

(1)	Party B shall issue an implementation scheme for the online depository system, as the business rule of supporting services of depository system operation, the implementation scheme shall have a detailed description on the investors, financier recharging and repayment rules, scope of targeted amounts, operation procedure and other contents in the depository supporting service, the final implementation scheme shall be confirmed by two parties. Party B shall complete the online cooperation business within two (2) months after signing this agreement(including but not limited to Party B shall complete the system improvement in accordance with the payment interface specification provided by Party A, realizing the interface with Party A's system, completing related system test and service online preparation and others), if the online cooperation business is failed as scheduled due to Party B's reasons, Party A has the right to terminate the cooperation, and the amount which has been paid by Part B shall not be returned.
(2)	Before the system is formally online, Party B, according to the implementation scheme confirmed by both parties, shall have a test on all functions and elements, and make sure the test is fully in place, after confirmation made by Party B's internal procedure, Party B shall send the testing cases and report to Party A's personnel for technical and system connection, after being tested confirmed by Party A's technical personnel and the internal auditing procedure, it will be one of conditions of system online to the public. Depository system shall not be online without testing confirmation or incomplete test, Party B shall be responsible for the authenticity and integrity of testing cases and report. During the process of testing, Party B shall timely notify the bug, problem, defect and abnormal situation encountered in the testing to Party B, After modification of Party A, Party B shall carry out the testing once again to related items till normal operation. if Party B deliberately hide the system bug, problem, defect and abnormal situation or doesn't cooperate with the testing, Party A has the right to unilaterally stop or terminate the cooperation.
(3)	During the valid period of this agreement, after the depository system business confirmed by both parties is launched, Party B shall not violate the agreement and access the third party of depository system or similar service system beyond Party A, otherwise, it will be deemed as breach of agreement, Party A has the right to stop or terminate the cooperation, and Party B shall also compensate the losses for Party A caused therefrom.

Article 4 Unit price of business, expense and payment

(1)	Unit price of business: for charging standard, the agreement in the Attachment shall prevail.
1.	Party A collect the service expenses of Party B's system access at one time.
2.	the standard of depository service expense collected by Party A to Party B: it is collected by the year, and settled in time by the month. Service depository expense is collected by the front end
3.	According to the volume of business of Party B, Party A shall (□ collect by the front end □ deduct in time) the handling charge of transaction, among which the charge of quick payment and recharging shall be collected as per the sum of business transaction, the charge of withdrawal shall be collected as per each sum.

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(2)	Adjustment of unit price

Upon the confirmation of both parties, if Party A carries out adjustment of newly-added service price in aspect of depository business, party A shall notify Party B through email. paper document, fax and other forms, Party B shall apply for the newly-added services and the price after adjustment to Party A through Paper document according to business needs,

(3)	Payment method

Party B shall prepay service fess as of RMB (0)Yuan(in figures:¥0 Yuan) to Party A within 15 working days after signing this agreement, after receiving the payment, Party A shall issue corresponding receipt or invoice to Party B. Party A shall open quota authorization of corresponding amount for the use of Party B based on Party B's prepaid amount in the depository business management system; when Party B's consumption up to the authorized amount, Party B shall prepay handling charge, depository service fee and other charges in accordance with the consumption of expenses, otherwise, Party A can suspend to provide the service; the remainder of the prepayment will not be returned when the agreement is expired.

(4)	Conditions of settlement

The expenses can be settled by two parties as per natural month, for the closing cost, the billing issued by Party A shall prevail. Party A will conduct a statistical summary by the natural month on consumption of Party B's service fees generated in the transaction through Party A's channel, and provide the bill occurred in the previous on Party A's platform system before 5th working of each month, while Party B shall check it before 8th working day of each month, if it is overdue, it will be regarded that Party B has confirmed. In the case of Party B has objections on the bill, if the difference in proportion is less than 8% after both parties check the data, the final data of Party A shall prevail; if the difference in proportion is more than 8%, Party B can apply for a review, the final data in depository system shall prevail, and a adjustment will be conducted during the next month of bill, refund for any overpayment or a supplemental payment for any deficiency.

(5)	Settlement account information of both parties

Party A's account name: Bank of Jiangxi Co., Ltd.

Party A's bank account: 803016040705001156

Party A's deposit bank: Bank of Jiangxi Co., Ltd.

Party B's account name: Benefactum Alliance Business Consultant(Beijing) Co.,Ltd.

Party B's bank account: 791913149300066

Party B's deposit bank: Bank of Jiangxi Co., Ltd., Changyuan Branch

Article 5 Rights and obligations of Party A

(1)According to the implementation plan and technical realization of actual cooperation recognized by two parties, Party A provide supporting and auxiliary services of funds depository business.

(2)Party A provides Party B and customers with integrated accounting and funds management services, such as collection/deduction, suspension, payment, refund, sub-account and record of detailed bill details as well as fund balance and other functions, Party A must operate as per the instructions of Party B and undertake the consequences of operation mistakes caused by its own reason.

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(3) Party A provides Party B with the inquiry services, such as online transaction details, customer information, fund settlement and refund information and so on.

(4) Party A provides online payment system needed by Party B, including encrypted tunnel of network transmission, software interface specification of payment information transmission, configuration of security transfer protocols, setting of back-stage administration authority and others.

(5) Party A provides payment information exchange, fund settlement and refund service for Party B, and completes corresponding functions of payment and refund.

(6) Party A provides Party B with inquiry services, such as online transaction details, customer information, fund settlement information and refund information and so on.

(7)Party A conducts the deduction according to the instructions of system offer of Party B, and carries out repeated check on the instructions of the offer, in case of the successful transaction instruction is launched once again, it shall be deemed as invalid; Party A shall make a clear distinction to the counteroffer results and feedback to Party B.

(8) In the link of customer recharging and withdrawal, Party A can provide a recharging function from the bank to Party A's system for the customers, supporting various mainstreams of bank cards, Party A can provide withdrawal function for customers, and shall make sure that the recharging and withdrawal of customers can be available through Party B's platform.

(9)In the link of suspension of tender fund, Party A's system supports to suspend multiple investors' funds in fundraising period, after Party B's platform confirms the investment transaction is successful, Party A will thaw the users' funds according to Party B's instruction and automatically realizing the deduction transferred from actual transaction amount to the electronic accounts of financiers.

(10)In the repayment link of financiers, the financiers entrust and agree Party A to deduct the repayment fund for automatic repayment(Party B shall be responsible for the effectiveness and authenticity of deduction entrusting of the financiers )from their bank accounts by entrusting Party B to launch the deduction instructions on Party A's system platform, so as to realize the offer instruction of fund deducted from the bank card of financiers to the electronic accounts of investors, expect for the situation that the balance of the accounts or electronic accounts of the financiers is insufficient and the status is abnormal.

(11)For the payment of interest, Party A supports to deduct the interest from electronic accounts of the financiers to the electronic accounts of the investors based on Party B's instruction.

(11)For charging, according to Party B's instruction, Party A can deduct related reasonable service fees which are confirmed by internal audit procedure of Party B and collected by Party B and other service providers.

(12)For the settlement of payment, Party A provides convenient and quick payment channel and related functions.

(13)In the case of Party A conducting the account checking, Party A will calculate the fund standing book of customers in accordance with the transaction, fund in-out details and previous day of balance on Party B's platform on that day, as well as providing account checking of Party B.

(14)Under the premise of not violating laws and regulations, Party A will provide corresponding personal financial service for Party B and its customers through joint insurance, security, fund, entrusting and other professional companies

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(15) Party A is responsible for the payment and settlement, as well as the establishment, operation and management of fund depository system, ensuring to provide all services stated in this agreement for Party B according to the implementation plan recognized by two parties.

(16)The deduction instruction provided by Party B shall conform to the convention and regulations related to the management of payment and settlement, Party A has the right to refuse Party B's instruction which fails to conform to the convention or regulations, and any consequence caused hereto shall be borne by Party B itself.

(17)Party A has the right to directly conduct transaction limit or take technical risk control measures to Party B in accordance with actual risk status till suspend or stop the services agreed in this agreement, and inform Party B of such limitation.

(18)Party A has the right to regularly or irregularly conduct a field examination and check on the related situation of Party B 's use of Party A's depository system, Party B's operation status, risks and qualifications as well as the convention of Party B of the agreement, Party B shall be cooperative in the field examination of the above situation.

(19)Party A has the right to collect corresponding cash deposit based on Party B's risk status and the service type opened by Party B, in case of Party B breach of agreement, investigation of bank or administrative organization of justice, complaints from customers and other situations, Party A has the right to deduct and handle this cash deposit; while no breach of agreement, compliant and other problems, Party A will return the cash deposit(bearing no interest)to Party B 90 working days after expiry of this agreement.

(20)When the system is upgraded, Party A shall notify Party B 3 working days in advance and tell the date of recovery.

(21)Party A is only responsible for the safe, accurate and timely implementation of Party B's deduction of electronic instructions, except the abnormal situation that the balance of Party B's and its customers' account is insufficient, the status is abnormal; Party A assumes no responsibility for the dispute arising from the deducted amounts, deducted time, deducted cycle and deducted purpose between Party B and its customers. In the case of any compliant or other legal dispute generated due to the doubt of deduction from Party B's customers, Party B shall handle it timely, and at the same time, Party A has the right to require Party B providing authorization document of deduction of Party B and its customers, Party B shall cooperate with Party A and timely provide correct, true and legal authorization document.

(22) Any risk and responsibility of Party A within the business scope agreed arising from the execution of the order of Party B and its customers shall be borne by Party

Article 6 Rights and Obligations of Party B

(1) Party B shall provide real business condition statement to Party A, all responsibilities arising from the inaccurate and fake data shall be borne by Party B.

(2) Party B shall be in charge of the daily operation and maintenance of his own website platform and the customer, and actively cooperate with Party A to create network interface on the website of Party A and customer. Both parties shall create connection in accordance with the technical standard agreed upon by both parties, realize the real-time information docking and data processing, but both parties are obliged to ensure the safety of partner’s network and customer information.

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(3) Party B shall actively cooperate with Party A to open electronic accounts by batch in Party A‘s system for the customers that have been already registered with Party B. And Party B shall guide customers initiatively to use the electronic accounts opened in Party A’s system. Party B shall not provide fake customer data to Party A, Party B shall not take the checking responsibility for the authenticity and legitimacy of the customer information which are registered on the platform on their own initiative.

Party B shall be responsible for the authenticity , integrity , accuracy, legitimacy of the submitted payment data. In case of any incorrect information provided by Party B and its customers or any mistakes arising out due to Party B’ other reasons, all the responsibilities caused thereof shall be borne by Party B

(4) Party B shall be responsible for dealing with the customer complaints, refund applications and other disputes h arising from the fake, non-updated or un-detailed website information or business content. Party B shall be in charge of dealing with transaction disputes with customers and bear relevant legal liability.

(5) Party B shall verify all relevant business operated on the platform strictly and strengthen risk management and control. If relevant risks , losses and customer complaints and disputes arise due to poor platform operation of Party B, the corresponding responsibilities shall be borne by Party B. If Party A is affected, Party B shall compensate for the losses caused thereof.

(6) Party B shall actively cooperate with Party A to conduct customer identification and save data pursuant to the requirement of anti-money laundering and ensure that complete and timely transaction data will be provided to the anti-money laundering monitoring and management system. Party B shall cooperate to freeze relevant capital, suspend or repeal the goods and services for the fraud or fake transactions.

(7) Without the permission of Party A, Party B is prohibited to transfer interfacing , safety protocols and certificates, which are provided by Party A, to any other third party.

(8) Party A shall keep properly his own management account and password, In respect to all losses arising from the misuse and improper-keeping of Party B's management account and password, Party A is obliged to help Party B to find the lost account or password.

(9) When providing the service of online borrowing agency information to customers, Party B shall promise to comply with relevant laws, rules and regulations. Party B is prohibited to set up the cash pooling, illegal fund raising, self-financing or provide guarantees for the published debit and credit information released by itself , etc. Party B shall ensure the authenticity of all transactions.

(10) For the purpose of management, Party B shall open a special account with Party A for the customer financing risk reserve(if any)withdrawn by Party B.

(11) Any disputes with customers in connection with the provision of goods or services by Party B on its online borrowing business platform , shall be dealt with Party B itself. and has nothing to do with Party A

(12) Party B shall disclose the following statement to customers, with eye-catching mark and at noticeable place of the website: Bank of Jiangxi only provides transfer channel of payment information for customer transaction, any transaction disputes or arguments between customers and Party B have nothing to do with Bank of Jiangxi. The customer’s acts of continuing the transaction will be deemed as an agreement and an acceptance of the above statement”. Party B shall set the above disclosure process as the precondition for providing payment transaction service to customers.

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(13) Party B shall timely disclose major events to Party A, which has occurred or will occur in the recent two years or within the period of validity of the agreement, including but not limited to the change of shareholder or executives, lawsuits response events and other major changes. If Party B fails to disclose timely or conceal the above events, Party A has the right to unilaterally suspend or terminate the cooperation, while Party B shall bear all losses and legal disputes incurred thereof and make compensation for the losses caused to Party A.

(14) Party B shall develop and test the system in strict accordance with technical specifications of Party A and pass the acceptance test before putting into operation. Party B shall make proper use of the latest version technical documents and plug-in provided by Party A and ensure that they are correctly connected into the depository system of Party A.

(15) The safety and technical requirement of the depository system and equipment shall be in strict accordance with the following safety management rules and requirements provided by Party A, in case of any breach of that, corresponding responsibilities shall be borne by Party B.

1.	Party B shall not save any personal data of customers except the basic transaction information( including but not limited to online payment password, the validity term of the card , etc);
2.	Party B shall not disclose the data of customer account and transaction data to any third party;
3.	Party B shall save all the carriers which covers data of customer account and transactions in a safe area and ensure that nobody has access to them without the legal authorization of Party B.
4.	Party B shall ensure the safety of the business process and ensure that all carriers of customer account and transaction data will be destroyed immediately after losing efficacy and shall not keep any of them;
5.	Other cases required by Party A's safety management rules.

(16) Every year, Party B is obliged to provide Party A copy of eligible and valid business license and copy of statements of annual operation or financial statements which are audited and approved by outside auditing department, thus it will be convenient for Party A to evaluate the operation risk.

(17) Party B shall take effective measures to monitor and prevent illegal capital operation. All consequences and responsibilities arising from engaging in illegal or unfair transactions shall be borne by Party B himself.

(18) If Party B is complained for any questionable transaction, fraud transaction or certain transaction, thus investigated by the bank or the judiciary authority, Party A has the right to take measures like freezing the account, limiting transaction function. depending on the seriousness. Meanwhile Party A shall notice Party B. Party B shall make corresponding compensation for the losses caused to Party A and customers.

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(19) Party B's guarantee: Party B has been authorized by its customers to deduct and collect corresponding amount from their bank accounts. Party B shall send initiative electronic instruction of the deduction in strict accordance with the agreement reached with its customers (including but not limited to deduction amount, time of deduction ,period of deduction, the usage of deduction ,etc) and shall be responsible for the authenticity(there lies authentic transaction and credit and debit relationship between Party B and its customers), validity, accuracy, legality of the electronic instruction of the deduction. Party B shall guarantee the relevant files provided to Party A and the authorization of Party A's customers or agreements are true and valid, otherwise Party B shall bear all the risks, losses and responsibilities arising out thereof.

(20) Without the written consent of Party A, Party B, its website and network customer shall not directly or indirectly, fully or partially use the photo, article, trademark, design, and other logos with “Bank of Jiangxi”, or make improper use in any other forms or maliciously infringe relevant rights of Party A All the legal responsibilities and economic losses caused thereof shall be borne by Party B. Party B may use them in a certain way with the written consent of Party A , but this kind of use shall suspend and cancel when the agreement is expired and terminated.

Article 7 Risk Clause

(1)	To prevent and control the risk, Party B can not engage in business operations that are prohibited by the official order. Once Party A finds that Party B is providing the goods or services on the website platform or customer side, which are prohibited by the government law and regulations or rules and regulations of local authority .Party A has the right to close the depository business and supporting auxiliary service. The economic and legal responsibilities arising from the breach of law and regulations shall be borne by Party B.
(2)	To prevent and control the transaction investment risk , Party B has the obligation to actively help deal with risk events and investigate questionable transactions. To help investigate the risk events, Party B shall fill in the explanation of risk events and submit it to Party A timely. If the transactions are denied by the customers due to Party B's default such as failure to call the recharging and password validation controls, provision of fake data for opening accounts etc., and corresponding losses are caused, Party B shall undertake the compensation responsibility.
(3)	While both parties are dealing with the risk events, either party shall try to prevent the reputation risk to the other party.

Article 8 Confidentiality clause

While performing this agreement, either party shall keep confidential and not disclose any information concerning the agreement like customer information, business information, any relevant data regarding technology development and other types of data to any third party. Whether the agreement is modified, abolished or terminated or not, this clause remains valid. Under the circumstances that the information is required to disclose by the applicable laws and regulations or governing authority or transaction rules of cooperation or either party has to disclose information to the legal counsel or accounting counsel because of the cooperation matters, such use shall be deemed as proper use of the confidential information.

This confidentiality obligation of agreement is applicable to the both parties and their employees, service organizations and individuals that have to be keep informed of the confidential information, such as law firms and lawyers related to legal matters, accounting firms and accountants involved in finance practice. However the user of the information shall sign an agreement that has the same confidentiality obligation with the above mentioned bodies that need to get access to the confidential information in line with a cautious attitude.

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Article 9 Force Majeure

(1)	“Force Majeure” means any objective circumstance that happens after the signing of this agreement, which is unforeseeable, unavoidable and insurmountable. Either party shall not bear the responsibilities for the suspension of services caused by the force majeure, including the upgrading or failure of telecommunication and banking system and other unintentional causes or faults, etc.
(2)	, The party unable to perform the agreement in whole or in part due to the impact of the force majeure, shall be exempted from the responsibility fully or partially. After the occurrence of the force majeure, both parties shall consult immediately whether continue to perform or terminate the agreement.

Article 10 Intellectual Property Protection

(1)	Either party has all the rights associated with its own network service content, including but not limited to character, software, photo, video, chart, advertisement, email, etc. All these contents are under the protection of the relevant laws like copyright, trademark intellectual property and property right.
(2)	Without the written consent of other party, either party shall not use other party’s name or trademark in the name of the other party for its own purpose, including but not limited to product promotion and advertisement All the economic losses and disputes arising thereto s shall be borne by the breaching party.

Article 11 Liability for breach of contract

(1)	Both parties hereof shall perform the agreement in a responsible manner. If either party fails to perform, slack to perform or breaches the agreement, the non-breaching party will have the right to take the following solutions:

1.Demand the breaching party to correct acts of breach;

2.Demand the breaching party to bear the responsibility for all the losses of the non-breaching party.

3.Terminate this agreement after noticing the breaching party.

(2)	If Party B fails to make payment within the time stipulated by the contract, it shall pay overdue penalty to Party A in accordance with the (5/10000) of the amount payable every day. If Party B breaches other relevant stipulations of the agreement, Party A shall have the right to demand Party B to correct timely or ask for remedy. . If Party B fails to take measures within 72 hours, Party A shall have the right to suspend the service and terminate the contract, if other losses are brought to Party A, Party A shall have the right to directly deduct the penalty and losses as above stated from the(advance payment) of Party B the and demand Party B to make compensation.

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(3)	If Party B fails to pay the general expenses to Party B on schedule, and does not pay yet without any justified reasons 30 days after receipt of the collection notice of Party A. Party A shall be entitled to terminate the agreement. .. Party A shall have the right to stop providing services during the collection period.
(4)	Either party can unilaterally terminate this agreement and notify the other party under the circumstances that the governing authority introduces prohibitive or temporary governing notices, regulations or relevant governing authority introduce relevant policies about the business stipulated in the agreement, which lead to the failure of performing this contract by either party .
(5)	In case of the termination and dissolution of the contract, which is caused by the breach of the agreement or fault of Party B, Party A shall not pay the advance payment or expenses back to Party B. Meanwhile Party B shall, according to the unit prices specified in the annex of the agreement, pay the full amount that was free for Party B during the operation or the amount not paid yet for enjoying the depository business service at a preferential rate. The fee shall be including but not limited to access fee, depository fee, transaction fee, etc. Party B shall make compensation for the losses of Party A.

Article 12 Alteration and termination

(1)	Within the valid period of the agreement, in case the following circumstances occur, Party A shall have the right to demand Party B to rectify and improve immediately. Party A shall have the right to unilaterally terminate the agreement as the case maybe and demand Party B to bear the corresponding responsibility;

1.There lie acts of breaching the relevant law, regulations and policy when Party B conducts the cooperation business.

2.Party B severely breaches the stipulations of the agreement and relevant stipulations specified by Party A.

3.There lie acts that Party B issues the subject taking \its key figures and interest concerned parties as the financier.

Under the request of the adjudication, order and demand of judiciary authorities and administrative authorities, Party A has the right to notify Party B immediately in written format and unilaterally terminate the agreement and do not bear any responsibilities.

(1)	Except otherwise agreed upon in the agreement, if either party breaches the stipulations of this agreement, and fails to make corrections within 30 days after the receipt of written notice of the non-breaching party, the non-breaching party shall have the right to terminate the agreement.
(2)	Party A shall occasionally evaluate the business risk. If the risk is too high, Party A shall have the right to suspend the business and even terminates the agreement. All the losses caused thereto shall be borne by Party B.

Article 13 Applicable law and settlement of disputes

(1)	The formation , validity, interpretation, performance, termination of the agreement and settlement of disputes shall be governed by the laws of People’s Republic of China .

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(2)	If disputes arise from the performance of the agreement, such disputes shall be settled through friendly consultation on the principle of mutual benefits and mutual understanding. If it cannot be settled through consultation within 30 days, either party shall have the right to file a suit with the People’s court of the place where Party A locates.
(3)	In the event of any disputes or proceedings , except the disputed matters, both parties shall still exercise their rights and perform other obligations under this agreement.

Article 14 Rights reserved and subsequent legislation

(1)	Either party's s failing to exercise its rights or take action against the breaching acts of other party shall not be deemed as giving up such rights.
(2)	When it comes to the subsequent legislation or the modification of the law, which are not in conformity with the agreement, both parties shall consult immediately and modify or make supplement for the agreement in accordance with the subsequent legislation and stipulations .

Article 15 The valid term of the agreement

(1)	The term of this cooperation agreement is one year, from March 20, 2017 to March 20, 2018.
(2)	If in one month before the expiration of the initial agreement or the subsequent renewed agreements, no party puts forward request in written form and the business condition and qualification of Party B is in conformity with the request of Party A and the agreement, this agreement will extend the valid term for one year automatically.
(3)	The agreement can be terminated through consultation.

Article 16 Notice and remarks

(1) Notice and delivery

1.Both parties agree upon that the following addresses and contacts will be used to receive the business letters from other parties or proceedings and arbitration documents from the judiciary authorities(court, arbitration institutions)while both parties perform the contract and settle the contract disputes.

Name of Party A:

Contact person: Guo Ying Cheng Wan Liang Feng	Position:Staff

Mobile phone: /	Telephone:0791-86790649

Fax: /	Email:guoyc@jx-bank.com

Address:NO 699 Jin Rong street Hong Gu tan new district Nanchang city Jiangxi Province

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Name of Party B:

Contact person:Du Xue Zhen	Position:staff

Mobile phone: /	Telephone:021-23570077put through6625

Fax: /	Email:duxuezhen@hyjf.com

Address: Room 2401 of Shanghai Mart No 2299 West Yan’an road Chang Ning district Shanghai city

2.If any alteration is made to the contact and address of both parties, either party shall notice the other party in written format 5 days since the date of alteration.

3.Both parties guarantee that the above confirmed addresses and contacts are true and valid If the business letters and litigations documents cannot be served because of the wrong contacts and addresses, the legal consequence shall be borne by themselves.

4.Both parties agree upon that all the notices and documents between the parties can be sent to other party through telephone, text message, fax, Email, registered letter, EMS. The sending date of telephone, text message, fax and Email shall be viewed as the delivery date, and for the registered mail, EMS the ,3rd days after sending will be deemed as the delivery date.

(2)	During the performance of this agreement, if any matter is not mentioned, or when it is necessary to supplement, modify and amend the existing content of the agreement because of the need for development, either party or both parties shall put forward the plans and suggestions of supplement, modification, amendment. After both parties reach the consensus through the consultation and with the consent of both parties, once signed by the legal representative or entitled representative and stamped with the official seal , such plan and suggestions shall serve as a supplement agreement of this agreement, which has the same legal binding force as this agreement.
(3)	The fact that Party A provides services of designated business to Party B’s customers and the customers use such stipulated services shall be viewed as Party B's acts of performing the obligation under this agreement rather than as any promise to Party B’s customers, thus Party B's customers shall not obtain the direct right of claim about the designated business from Party A.
(4)	The annex constitutes an integral part of the agreement and has the same legal binding force as the agreement. When the enclosure is inconsistent with the original agreement, the original agreement shall prevail.
(5)	This agreement is made in quadruplicate. Each party holds two copies which shall have the same legal binding force. This agreement will come into effect upon being signed and sealed by the legal representatives or entitled representatives of both parties.

(6)Other agreed matters

1.Party A has the right to disclose the capital depository business cooperation relationship(including but not limited to relationship of external online, termination of cooperation, suspension of cooperation and causes) unilaterally through the channels like website of Party A and network customer etc..

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2.Party B agrees to pay RMB 500,000(SAY RMB FIVE HUNDRED THOUSAND ONLY) to Party A pursuant to the requirement of Article 5.19under this agreement as the deposit, which shall be paid within 3 working days since the signing of the agreement.(Payment account NO:791911458200117 Account name: Bank of Jiangxi Co., Ltd, Network Finance Department. Opening bank: Bank of Jiangxi Co., Ltd Nanchang Changyun Branch); Party B confirms that if Party B breaches the stipulations of this agreement and the circumstance occurs like deduction of the deposit as mentioned in Article 5.19, and Party B terminates the agreement for its own reason or Party B delays and refuses to launch the depository system of Party A as required by this agreement, Party B shall irrevocably agree to entitle Party A to deduct the deposit from the total amount as extra compensation penalty for Party A; if Party B launches the depository system successfully, such deposit will be used to deduct the afterwards depository service fees (not including the recharging fee and cash withdrawal fee).

3.Party B promises that the platform connected to Party A's depository system is the online borrowing information intermediary agent platform, which is operated normally under the name of Party A and approved by Party A, the detailed name and channel see the website:www.hyjf.com, mobile phone APP: Hui Ying Jin Fu, WeChat: Hui Ying Jin Fu, other:/: it is illegal to access Party A's depository system through other channels, except for the above channels(including other online platforms operated under the name of Party B), Party A has the right to investigate the breaching responsibility of Party B.

4.Considering the good business cooperation relationship between both parties, Party B agrees to transfer the payment account to Party A gradually within the valid term of the Depository Agreement and considers Party A as its major clearing bank when it comes to fund transactions ;

(1) Party A shall promise that the total amount of average daily deposit and financial products of its related companies in Bank of Jiangxi shall not be less than RMB fifty five million within the business cooperation period, (of which, the average daily deposit shall not be less than RMB 8 million). If it’s not up to the above standard, Party B cannot enjoy preferential policies on depository service fee and will be charged in accordance with the bank standard. Party B shall cover the difference between standard fee( depository service fee will be charged in accordance with 15% of the balance to be collected, the minimum amount RMB 500,000/per year and the maximum amount RMB3,000,000/per year, it will be charged RMB 1 for withdrawal service and the recharging fee will be charged 15% of each deal.

(2) After the first year of business cooperation, considering the business condition and contribution of Party B and the market condition of the depository service, Party A shall have the right to adjust the charging rate and shall notify Party B two months in advance and it will come into effect only after the confirmation of Party B.

(3) Party A will offer Party B the corresponding deposit and yield of financial products for the above RMB fifty five million, the details will be agreed upon in the form of supplementary agreement

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(This page is intentionally left bank, the signature page of Cooperation Agreement of Capital Depository Business Payment Clearing Service

Party A (seal)

Legal Representative/Entitled Representative(signature):

Date: March 20, 2017

Party B(seal)

Legal Representative/Entitled Representative(signature):

Date: March 20, 2017

Enclosure

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Depository business service price

Through friendly consultation, both parties have agreed that Party A shall provide depository business service to Party B according to the prices listed as follows:

No	Types of business charge	Price	Way of collecting

1	System access service fee	Free	Free

2	Depository service fee	As per 0.05% of the balance to be collected per year, the maximum of the depository service fee is 2 million per year	Collect per month and if the total collecting amount of this item is not up to RMB 500,000 collect as RMB 500,000

3	Recharging and collection fee	As per 0.1% of the recharging amount, the minimum rate is RMB 2.	Collect as per turnover

4	Withdrawal fee	RMB 1/each deal	Collect as per transaction

The enclosure is an integral part of the Cooperation Agreement of Capital Depository Business Payment Clearing Service and will come into force at the signature and seal of both legal representatives or entitled representatives.

Party A(seal):	Party B(seal):

Legal Representative/Entitled Representative(signature):

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